Exhibit 99.1

FOR IMMEDIATE RELEASE

January 25, 2008

CenterState Banks of Florida, Inc. Announces

Fourth Quarter 2007 Operating Results

WINTER HAVEN, FL. – January 25, 2008 — CenterState Banks of Florida, Inc. (NASDAQ SYMBOL: CSFL) reported net income for the fourth quarter 2007 of $1,759,000 ($0.14 per share) compared to $2,191,000 ($0.19 per share) earned in the fourth quarter of 2006.

Net income for the year 2007 was $7,799,000 ($0.63 per share) compared to $8,459,000 ($0.75 per share) earned in 2006.

All per share data is presented herein on a diluted basis, unless otherwise stated. Quarterly condensed consolidated income statements (unaudited) are shown below for the periods indicated.

Quarterly Condensed Consolidated Income Statements (unaudited)

Amounts in thousands of dollars (except per share data)

For the quarter ended:	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06
Net interest income	$10,605	$10,901	$11,244	$9,598	$9,622
Provision for loan losses	(1,605)	(529)	(376)	(282)	(142)

Net interest income after loan loss provision	9,000	10,372	10,868	9,316	9,480
Non interest income	2,928	1,961	1,903	1,540	1,584
Non interest expense	(9,315)	(9,442)	(9,362)	(8,073)	(7,854)

Income before income tax	2,613	2,891	3,409	2,783	3,210
Income tax expense	(854)	(939)	(1,129)	(975)	(1,019)

NET INCOME	$1,759	$1,952	$2,280	$1,808	$2,191

EPS (basic)	$0.14	$0.16	$0.18	$0.16	$0.20
EPS (diluted)	$0.14	$0.15	$0.18	$0.16	$0.19

Sale of bank shell and combination of two subsidiary banks

As previously reported, the Company and two of its subsidiary banks, (CenterState Bank West Florida, N.A. (“CSWFL”) and CenterState Bank Mid Florida (“Mid FL”)), Atlantic Southern Financial Group, Inc. (a Georgia corporation) and it’s wholly owned subsidiary, Atlantic Southern Bank (collectively referred to as “Atlantic Southern”) entered into several related agreements (the “Transaction”) which closed on November 30, 2007. In summary, a description of the Transaction is as follows: CSWFL effectively purchased substantially all the assets and assumed the liabilities of Mid FL, except for the Mid FL main office (a leased office) and a minimum amount of deposits and capital required by banking laws. Atlantic Southern then acquired Mid FL, through a merger. Atlantic Southern paid to the Company an amount equal to the remaining amount of capital of Mid FL (after the sale (transfer) by Mid FL of its assets and liabilities to CSWFL) plus an additional amount of $1,000,000. Atlantic Southern then transferred Mid FL’s main office to CSWFL. The Company recognized a gain on the sale of $1,000,000 (included in non interest income) less transaction expenses of approximately $100,000. Transaction expenses are included in non interest expense. The Company continues to operate the same locations operated by CSWFL and Mid FL, except we are now operating these locations under one charter instead of two. All customer loan and deposit accounts/relationships were retained by the Company. Following the Transaction, CSWFL changed its name to CenterState Bank, N.A.

Credit quality and allowance for loan losses

The Company defines non performing loans as non accrual loans plus loans past due 90 days or more and still accruing interest. Non performing loans as a percentage of total loans was 0.48% at December 31, 2007, compared to 0.09% at December 31, 2006. The ratio of allowance for loan losses to non performing loans was 266% at December 31, 2007, compared to 1,206% at December 31, 2006.

Non performing assets (which the Company defines as non performing loans, as defined above, plus (a) OREO (i.e. real estate acquired through foreclosure or deed in lieu of foreclosure); and (b) other repossessed assets that are not real estate, were $4,827,000 at December 31, 2007, compared to $645,000 at December 31, 2006. Non performing assets as a percentage of total assets was 0.40% at December 31, 2007, compared to 0.06% at December 31, 2006. Net charge-offs for the three month and twelve month periods ending December 31, 2007 were $680,000 and $936,000, respectively.

Management has continued to monitor credit risk and potential losses in the Company loan portfolio, as we reported last quarter, in light of the current real estate environment in Florida. The Company’s CEO and other members of senior management have held several meetings with the subsidiary bank Presidents and their chief lending officers as a group. During the current quarter, the Company took a charge of $1,605,000 to loan loss provision (expense) and charged-off (net of recoveries) $680,000 of loans. The allowance for loan losses as a percentage of loans outstanding increased from 1.18% as of September 30, 2007 to 1.29% as of December 31, 2007. In addition to increasing impaired loans and specific reserves on impaired loans (SFAS No. 114 loans), the Company also changed its current environmental factors on SFAS No. 5 loans to reflect the changes in charge-offs and impaired loan trends as well as the changes in the national and local real estate markets.

The Company’s allowance for loan losses was $10,828,000 at December 31, 2007 compared to $9,903,000 at September 30, 2007, an increase of $925,000. Of this increase, $424,000 was due to an increase in specific reserves on impaired loans and $501,000 was primarily a result of changes in our environmental factors discussed above.

The table below summarizes selected credit quality data for the periods indicated.

Selected credit quality ratios, dollars are in thousands (unaudited)

As of or for the quarter ended:	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06
Non-accrual loans	$3,797	$4,610	$1,997	$1,196	$448
Past due loans 90 days or more and still accruing interest	277	327	267	64	162

Total non performing loans	4,074	4,937	2,264	1,260	610
Other real estate owned (“OREO”)	583	177	—	215	—
Repossessed assets other than real estate	170	133	57	—	35

Total non performing assets	$4,827	$5,247	$2,321	$1,475	$645
Non performing loans as a percentage of total loans	0.48%	0.59%	0.27%	0.18%	0.09%
Non performing assets as a percentage of total assets	0.40%	0.43%	0.19%	0.14%	0.06%
Net charge-offs (recoveries)	$680	$145	$106	$5	$154
Net charge-offs as a percentage of average loans for the period	0.08%	0.02%	0.01%	0.00%	0.02%
Impaired loans (SFAS No. 114)	$14,885	$10,577	$7,510	$5,237	$4,986
Non impaired loans (SFAS No. 5)	826,520	829,764	818,705	678,904	652,977

Total loans	$841,405	$840,341	$826,215	$684,141	$657,963
Allowance for loan losses as a percentage of period end loans:
Impaired loans (SFAS No. 114)	7.94%	7.17%	6.32%	8.59%	7.46%
Non impaired loans (SFAS No. 5)	1.17%	1.10%	1.11%	1.06%	1.07%

Total loans	1.29%	1.18%	1.15%	1.12%	1.12%

As shown in the above table, the Company identified total impaired loans of $14,885,000 as of December 31, 2007. Management has recorded specific loan loss allowances for many of these loans which in the aggregate totaled $1,182,000. The impaired loans consist of approximately $10,340,000 (69%) collateralized by commercial and commercial real estate; approximately $3,414,000 (23%) collateralized by construction, acquisition and development, and land; and approximately $1,131,000 (8%) collateralized by residential real estate and all other. All these loans are secured.

As of December 31, 2007, the Company had total non accrual loans of $3,797,000. Of this amount, approximately 34% are residential real estate, 52% are commercial and commercial real estate, and 14% are consumer and all other. Less than $170,000 are loans (2 loans) collateralized by land and there are no construction or development loans included in this category.

The Company has approximately 13% ($108,615,000) of its loan portfolio in a category that includes construction loans, acquisition and development loans and land loans. There are no construction or development loans to national builders. We do business with local builders and developers that have typically been long time customers, of which there are no material amount of these loans included in our non accrual portfolio. As discussed above, four loans in this category, with an aggregate balance of $3,414,000, have been identified as impaired. Management has allocated specific allowances aggregating $190,000 for these particular loans. At this time, management believes these specific reserves are sufficient to cover any probable losses related to these loans. However, management recognizes that many factors can adversely impact various segments of our market and customers, and therefore there is no assurance that losses or probable losses may develop in the future.

Loan growth and deposit growth

For the twelve month period ending December 31, 2007, loans increased $183,442,000 or 28%. As previously reported, the Company acquired Valrico State Bank (“VSB”) on April 2, 2007. Without the loans acquired on April 2nd as part of that transaction, the Company’s organic loan growth during this same period was approximately $61,599,000, or 9.4%.

Deposit growth during this same period was more challenging. With VSB, deposits grew by $79,814,000, or 8.9%. Excluding the deposits acquired on April 2nd pursuant to that transaction, the Company’s deposits decreased by approximately $50,800,000, or 5.7%. In addition to a challenging deposit market, the Company’s deposit mix has also been shifting from low cost products to higher cost time deposits. At December 31, 2007, time deposits represented 55% of total deposits compared to 46% at December 31, 2006. As reported previously, the Company believes there are several forces causing this slow down in deposit growth, including the interest rate environment which may have enticed customers to shift from lower yielding accounts to higher yielding time deposits and the slow down in real estate activity in Florida, which translates into less transactions resulting in lower balances held in title company accounts and other real estate related accounts.

Financial highlights

The net interest margin (“NIM”) for the current quarter was 3.93%, which reflects approximately no change from the previous quarter (3.92%). Deposits appear to be our greatest challenge. Not only did we not experience any deposit growth during 2007 (excluding the VSB acquisition), but there was a shift from low cost deposits to time deposits, a more costly alternative. The cost of interest bearing deposits (i.e. excluding non interest bearing demand deposits) has decreased slightly between the fourth quarter (3.77%) and third quarter (3.79%) of this year. During this same time frame, the average balances in non interest bearing demand accounts decreased by $7,165,000, or 3.9%.

Net income for the current quarter was $1,759,000 (0.58% ROA) compared to $1,952,000 (0.62% ROA) during the prior quarter. The $193,000 decrease in net income between the two quarters can be summarized as follows. The provision for loan loss expense increased $1,076,000 between the two quarters, which was approximately offset by the $1,000,000 gross gain from the sale of the Mid FL bank shell during the current quarter (a non recurring item). Net interest income decreased by $296,000 between the two quarters primarily due to changes in volume, as NIM was similar between the two quarters. Non interest expense and income tax expense decreased by $127,000 and $85,000, respectively, between the two quarters. Lastly, non interest income, other than sale of the Mid FL bank shell, decreased by $33,000, or less than 2%.

Excluding approximately $100,000 of expenses related to the sale of the Mid FL bank shell, non interest expense decreased approximately $227,000 quarter to quarter. The overall decrease in expense is primarily due to a $284,000 decrease in employee incentive/bonus compensation. We target our bonus accruals to annual earnings and growth metrics. As it becomes apparent that these targets may not be attained, we begin backing down the accruals. We began this process in the third quarter of this year and increased the reduction in the fourth quarter. A detail summary of our non interest expense and non interest income is presented in tabular form later in this earnings release.

Presented below are condensed consolidated balance sheets, condensed consolidated average balance sheets, and selected financial ratios for the periods indicated.

Condensed Consolidated Balance Sheets (unaudited)

Amounts in thousands of dollars

At quarter ended:	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
Cash and due from banks	$30,293	$32,390	$34,457	$41,433	$40,385
Fed funds and money market	42,155	33,184	51,997	58,821	79,636
Investments	199,434	217,242	227,324	236,492	235,350
Loans	841,405	840,341	826,215	684,141	657,963
Allowance for loan losses	(10,828)	(9,903)	(9,519)	(7,632)	(7,355)
Premises and equipment, net	55,458	53,999	52,827	41,531	39,879
Goodwill	28,118	29,299	28,924	9,863	9,863
Core deposit intangible	4,725	4,955	5,189	2,944	3,083
Bank owned life insurance	9,728	9,637	9,540	7,394	7,320
Other assets	16,942	14,442	14,030	11,831	10,978

TOTAL ASSETS	$1,217,430	$1,225,586	$1,240,984	$1,086,818	$1,077,102

Deposits	$972,620	$1,004,426	$998,382	$889,638	$892,806
Other borrowings	88,146	65,840	91,486	73,536	62,792
Other liabilities	8,382	9,699	8,869	3,928	4,172
Stockholders’ equity	148,282	145,621	142,247	119,716	117,332

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,217,430	$1,225,586	$1,240,984	$1,086,818	$1,077,102

Condensed Consolidated Average Balance Sheets (unaudited)
Amounts in thousands of dollars
At quarter ended:	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06
Investments, fed funds, and other	$245,580	$273,086	$292,786	$295,365	$299,467
Loans	840,297	844,316	813,927	669,005	645,103
Allowance for loan losses	(10,001)	(9,663)	(9,369)	(7,423)	(7,398)
All other assets	136,860	132,032	145,680	104,594	100,502

TOTAL ASSETS	$1,212,736	$1,239,771	$1,243,024	$1,061,541	$1,037,674

Deposits- interest bearing	$815,691	$822,417	$789,457	$673,561	$657,654
Deposits- non interest bearing	175,364	182,529	200,164	192,945	196,093
Other borrowings	63,976	80,275	99,044	72,582	62,399
Other liabilities	10,050	10,013	11,608	3,695	4,989
Stockholders’ equity	147,655	144,537	142,751	118,758	116,539

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,212,736	$1,239,771	$1,243,024	$1,061,541	$1,037,674

Selected financial ratios (unaudited)

As of or for the quarter ended:	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06
Return on average assets (annualized)	0.58%	0.62%	0.74%	0.69%	0.84%
Return on average equity (annualized)	4.73%	5.36%	6.41%	6.17%	7.46%
Net interest margin(tax equivalent basis)	3.93%	3.92%	4.13%	4.09%	4.09%
Loan / deposit ratio	86.5%	83.7%	82.8%	76.9%	73.7%
Stockholders’ equity / total assets	12.2%	11.9%	11.5%	11.0%	10.9%
Efficiency ratio	74%	73%	71%	72%	70%
Book value per share	$11.92	$11.71	$11.44	$10.71	$10.54

The tables below summarize the loan and deposit mix over the most recent five quarter ends.

Loan mix (in thousands of dollars)

At quarter ended:	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06
Real estate loans
Residential	$209,186	$202,628	$197,577	$185,820	$180,869
Commercial	385,669	384,893	379,407	296,788	291,536
Construction, development and land loans (note 1)	108,615	112,485	109,694	68,543	60,950

Total real estate loans	703,470	700,006	686,678	551,151	533,355
Commercial	78,231	79,906	79,620	76,558	68,948
Consumer and other loans	60,687	61,497	61,059	57,418	56,684

Total loans before unearned fees and costs	842,388	841,409	827,357	685,127	658,987
Unearned fees and costs	(983)	(1,068)	(1,142)	(986)	(1,024)

Total loans	$841,405	$840,341	$826,215	$684,141	$657,963

Deposit mix (in thousands of dollars)

At quarter ended:	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06
Checking accounts
Non interest bearing	$159,089	$183,959	$189,619	$202,840	$223,602
Interest bearing	135,442	130,550	130,087	114,636	110,627
Savings deposits	49,127	53,780	57,211	44,462	46,806
Money market accounts	93,076	107,846	121,905	117,322	100,528
Time deposits	535,886	528,291	499,560	410,378	411,243

Total deposits	$972,620	$1,004,426	$998,382	$889,638	$892,806

note 1:	The increase in this category between 6/30/07 and 3/31/07 was due to the acquisition of Valrico State Bank and certain reclassifications from the Commercial Real Estate Loan category to Construction, Development and Land Loan category.

Non interest income and non interest expense

The tables below summarize the Company’s non interest income and non interest expense for the periods indicated.

Quarterly Condensed Consolidated Non Interest Income (unaudited)

Amounts in thousands of dollars

For the quarter ended:	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06
Service charges on deposit accounts	$1,187	$1,150	$1,146	$953	$876
Commissions from mortgage broker activities	31	42	62	52	71
Loan related fees	103	116	87	75	91
Commissions from sale of mutual funds and annuities	146	195	165	80	202
Debit card and ATM fees	246	234	237	188	176
BOLI income	87	97	95	74	75
Gain on sale of investments	5	2	—	—	—
Other service charges and fees	123	125	111	118	93

Non interest income - subtotal	$1,928	$1,961	$1,903	$1,540	$1,584
Sale of bank shell	1,000	—	—	—	—

Total non interest income	$2,928	$1,961	$1,903	$1,540	$1,584

Quarterly Condensed Consolidated Non Interest Expense (unaudited)

Amounts in thousands of dollars

For the quarter ended:	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06
Employee salaries and wages	$3,885	$3,861	$3,840	$3,243	$3,200
Employee incentive/bonus compensation	98	382	508	513	586
Employee stock option expense	104	137	133	135	136
Health insurance and other employee benefits	543	600	575	542	537
Payroll taxes	262	268	260	331	210
Other employee related expenses	230	215	228	170	189
Incremental direct cost of loan origination	(225)	(253)	(279)	(279)	(276)

Total salaries, wages and employee benefits	$4,897	$5,210	$5,265	$4,655	$4,582

Occupancy expense	1,073	1,131	1,083	914	912
Depreciation of premises and equipment	604	609	588	504	497
Supplies, stationary and printing	191	180	173	146	146
Marketing expenses	302	250	257	287	249
Data processing expenses	382	401	389	280	280
Legal, auditing and other professional fees	375	254	276	196	187
Bank regulatory related expenses	147	113	110	98	93
Postage and delivery	88	77	75	68	65
ATM related expenses	122	134	136	103	94
Amortization of CDI	230	235	238	139	166
Other expenses	904	848	772	683	583

Total non interest expense	$9,315	$9,442	$9,362	$8,073	$7,854

CenterState Banks of Florida, Inc. is a multi bank holding company which operates through four wholly owned subsidiary banks with 37 locations in nine counties throughout Central Florida. The Company’s stock is listed on the NASDAQ national market under the symbol CSFL. Requests for information regarding the purchase or sale of the common stock can be obtained from James Stevens, at Keefe, Bruyette & Woods (800-221-3246), Chris Cerniglia, at Ryan Beck & Co (800-793-7226), Michael Acampora, at Raymond James (800-363-9652), or Eric Lawless, at FIG Partners, LLC (866-344-2657). For additional information contact Ernest S. Pinner, CEO, or James J. Antal, CFO, at 863-293-2600.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Some of the statements in this report constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements related to future events, other future financial performance or business strategies, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot be assured that future results, levels of activity, performance or goals will be achieved.